EXHIBIT 10.3

EXECUTION COPY

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Second Amendment”), dated as of December 31, 2019, is among WESTERN MIDSTREAM OPERATING, LP (f/k/a Western Gas Partners, LP), as the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party hereto.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Revolving Credit Agreement dated as of February 15, 2018, as amended by First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of December 19, 2018 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
B.    The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement as set forth in this Second Amendment.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Second Amendment refer to articles and sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
(1)    Amendments to Section 1.01.
(a)    Revised Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby deleted and replaced in their entirety to read as follows:
“Agreement” — this Third Amended and Restated Revolving Credit Agreement, as amended by the First Amendment and the Second Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.
“Change of Control” —
(a) Anadarko shall cease to, directly or indirectly, Control the General Partner, or
(b) the General Partner shall cease to be the sole general partner of the Borrower;
provided, that, notwithstanding the foregoing, neither a Permitted MLP General Partner Removal nor a Permitted Transaction (as defined below) shall constitute a Change of Control;

provided, further, that following a Permitted MLP General Partner Removal or a Permitted Transaction, “Change of Control” shall mean an event or series of events by which:
A.    at any time prior to consummation of a General Partner IPO, if applicable, either (i) the Permitted Holders shall cease to beneficially own and control more than 50% on a fully diluted basis of the voting interest in the Equity Interests of the General Partner or (ii) the General Partner shall cease to be the sole general partner of the Borrower;
B.    at any time on or after consummation of a General Partner IPO, either (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more on a fully diluted basis of the voting interest in the Equity Interests of the General Partner or (ii) the General Partner shall cease to be the sole general partner of the Borrower; or
C.    a majority of the seats (other than vacant seats) on the board of directors (or other equivalent governing body) of the MLP General Partner shall not constitute Continuing Directors.
As used herein, a “Permitted MLP General Partner Removal” means any transaction pursuant to which the MLP General Partner ceases to be the sole general partner of the MLP as a result of the removal of the MLP General Partner by the limited partners of the MLP in accordance with the organizational documents of the MLP in effect at the time of such removal, and following such transaction:

(1)
The successor MLP General Partner (the “Successor MLP GP”) and any entity that Controls the Successor MLP GP (the “MLP GP Owner”) is a corporation, company, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)	The MLP GP Owner is a Qualified Operator, to the extent the MLP GP Owner will, as a result of such transaction, become the operator of the Borrower;

(3)	Both immediately before and immediately following such transaction, no Event of Default or Default shall have occurred and be continuing; and

(4)	The Successor MLP GP is the sole general partner of the MLP.
As used herein, a “Permitted Transaction” means any transaction (other than a Permitted MLP General Partner Removal) following which:

(1)
The ultimate parent entity (the “Acquirer”) that Controls the General Partner is a corporation, company, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)	The Acquirer is a Qualified Operator, to the extent the Acquirer will, as a result of such transaction, become the operator of the Borrower;

(3)
Immediately after giving effect to such transaction, the Borrower’s senior unsecured non-credit enhanced publicly-held indebtedness shall be rated (x) BBB- or better by S&P or (y) Baa3 or better by Moody’s;

(4)	Both immediately before and immediately following such transaction, no Event of Default or Default shall have occurred and be continuing; and

(5)	The General Partner is the sole general partner of the Borrower.
(b)    References to Replacement Rate. All references to “Replacement Rate” in the Credit Agreement are hereby amended to refer instead to “Benchmark Replacement” and the definition of “Replacement Rate” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(c)    Certain References to ABR Loan, LIBO Rate. The references to “ABR Loan” in subsection (b) of the definition of “LIBO Rate” in Section 1.01 of the Credit Agreement are hereby amended to refer instead to “ABR Loan or Swingline Loan”. The reference to “LIBO Rate” in clause (x) of the last sentence of the definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended to refer instead to “LIBO Rate (including any Benchmark Replacement with respect thereto)”.
(d)    New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate to read as follows:
“Benchmark Replacement” — the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” — with respect to any replacement of LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-

prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” — with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” — the earlier to occur of the following events with respect to LIBO Rate:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBO Rate permanently or indefinitely ceases to provide LIBO Rate; and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” — the occurrence of one or more of the following events with respect to LIBO Rate:
(a)a public statement or publication of information by or on behalf of the administrator of LIBO Rate announcing that such administrator has ceased or will cease to provide LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBO Rate, a resolution authority with jurisdiction over the administrator for LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Rate, which states that the administrator of LIBO Rate has ceased or will cease to provide LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate announcing that LIBO Rate is no longer representative.

“Benchmark Transition Start Date” — (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.
“Benchmark Unavailability Period” — if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBO Rate for all purposes hereunder in accordance with Section 2.25 and (b) ending at the time that a Benchmark Replacement has replaced LIBO Rate for all purposes hereunder pursuant to Section 2.25.
“Beneficial Ownership Certification” — a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” — 31 CFR § 1010.230.
“Continuing Directors” — means the directors (or equivalent governing body) of the MLP General Partner, as of the date of and after giving effect to a Permitted Transaction or a Permitted MLP General Partner Removal, and each other director (or equivalent) of the MLP General Partner, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the MLP General Partner is approved by at least 51% of the then Continuing Directors or such other director (or equivalent) receives the vote of (a) the Acquirer (with respect to any Permitted Transaction) or (b) the MLP GP Owner (with respect to any Permitted MLP General Partner Removal) in his or her election by shareholders (or equivalent) of the MLP General Partner.
“Early Opt-in Election” — the occurrence of:

(a)
(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.25 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and

(b)
(i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” — means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“General Partner IPO” — shall mean the issuance and sale by the General Partner of its common Equity Interests (and the contribution of any proceeds of such issuance to the Borrower) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether alone or in connection with a secondary public offering) filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act and such Equity Interests are listed on a nationally-recognized stock exchange in the United States of America.
“MLP” — shall mean Western Midstream Partners, LP, a Delaware limited partnership.
“MLP General Partner” — shall mean Western Midstream Holdings, LLC, a Delaware limited liability company, or any Successor MLP GP.
“Permitted Holders” — means (a) with respect to any Permitted MLP General Partner Removal, the MLP GP Owner and (b) with respect to any Permitted Transaction, the Acquirer and , in each case, each of its Affiliates excluding any operating portfolio companies of any of the foregoing.
“Qualified Operator” — means any Person (either itself or through a management team) with substantial experience as an owner or operator of a Similar Business.
“Relevant Governmental Body” — means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Second Amendment” — the Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of December 31, 2019 among the Borrower, the Administrative Agent and the Lenders party thereto.
“Similar Business” — means (a) any business conducted or proposed to be conducted by the Borrower or any of its Subsidiaries on the Second Amendment Effective Date, and any reasonable extension thereof, or (b) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business in which the Borrower and its Subsidiaries are engaged or propose to be engaged on the Second Amendment Effective Date.
“SOFR” — with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” — means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” — means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(2)    Rates. Section 1.05 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:
Section 1.05 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
(3)    Divisions. Article I of the Credit Agreement is hereby amended by adding a new Section 1.06 at the end thereof, to read as follows:
Section 1.06 Divisions. For all purposes hereunder, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(4)    Interest. Clause (ii) of the third sentence of Section 2.10 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:
(ii) the LIBO Rate plus the applicable Eurodollar Margin.
(5)    Effect of Benchmark Transition Event. Section 2.25 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:
Section 2.25. Effect of Benchmark Transition Event.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement pursuant to this Section 2.25 will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.25.
(iv)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon LIBO Rate will not be used in any determination of the Alternate Base Rate and all Swingline Loans shall bear interest at the Alternate Base Rate plus the applicable Base Rate Margin.
(6)    Representations and Warranties. Section 3.01(h) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:
As of the Second Amendment Effective Date, the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation.
(7)    Compliance with Laws. Section 4.03 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:
The Borrower shall (a) notify the Administrative Agent and each Lender if the Borrower ceases to fall within an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation, and (b) following any such notice, promptly upon the reasonable request in writing of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any Beneficial

Ownership Certification as may be required by the Beneficial Ownership Regulation or any other information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation.
(8)    Amendments. The reference to “Replacement Rate” in clause (ii) of the second proviso in the first sentence of Section 10.02(b) (amended as provided in Section 2.1(b) above to refer to “Benchmark Replacement”) is hereby further amended to refer instead to “Benchmark Replacement or any Benchmark Replacement Conforming Changes”.
(9)    Pricing Schedule. Schedule I to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule I attached hereto.
Section 3.    Extension of Maturity Date. With respect to the Borrower’s request pursuant to Section 2.24 of the Credit Agreement to extend the Maturity Date applicable to each Lender for one additional year from the existing Maturity Date (the “Extension”), subject to the satisfaction of the conditions precedent set forth in Section 4 (and the conditions set forth in Section 2.24(c) of the Credit Agreement as of the effective date of such Extension), effective as of February 14, 2020, the Maturity Date applicable to each Lender is hereby extended one year from February 15, 2024 to February 14, 2025. The Borrower hereby acknowledges and agrees that (i) pursuant to Section 2.24 of the Credit Agreement, the Borrower may make not more than two requests during the term of the Credit Agreement for a one-year extension of the Maturity Date, (ii) Borrower’s request for the Extension is Borrower’s second such request under Section 2.24 of the Credit Agreement and (iii) Borrower has no remaining requests under Section 2.24 of the Credit Agreement. Each of the undersigned Lenders waives the requirement set forth in Section 2.24(a) of the Credit Agreement that Borrower shall not make such request to extend the Maturity Date more frequently than once in any period of twelve consecutive calendar months.
Section 4.    Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (the “Second Amendment Effective Date”):
(1)    The Administrative Agent shall have received from the Majority Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.
(2)    The Administrative Agent and the Lenders shall have received all amendment and other fees and other amounts due and payable on the Second Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date (unless the Borrower otherwise consents), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(3)    No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Second Amendment.
(4)    The Administrative Agent shall have received (a) copies of corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower, or such other evidence as may be satisfactory to the Administrative Agent, demonstrating that the Borrower’s incurrence of indebtedness under the Credit Agreement with a Maturity Date as extended pursuant to Section 2.4 hereof has been duly authorized by all necessary corporate action and (b) such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.    Miscellaneous.
(1)    Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(2)    Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, both before and after giving effect hereto and the Extension: (i) the representations and warranties contained in each Loan Document are true and accurate in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects) on and as of the Second Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, and except that for purposes hereof, the representations and warranties contained in Section 3.01(f) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 4.01(a) and (b) thereof), (ii) no event has occurred and is continuing or would result from such Extension which constitutes an Event of Default or a Default and (iii) no Material Adverse Effect shall have occurred.
(3)    Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
(4)    No Oral Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Second Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(5)    GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	WESTERN MIDSTREAM OPERATING, LP (f/k/a Western Gas Partners, LP)

	By:	Western Midstream Operating GP, LLC, its general partner

	By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

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LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Borden Tennant
	Name:	Borden Tennant
	Title:	Vice President

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

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CITIBANK N.A., as a Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

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MUFG BANK, LTD., as a Lender

By:	/s/ Anastasiya Bykov
Name:	Anastasiya Bykov
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark Salierno
Name:	Mark Salierno
Title:	Vice President

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BANK OF MONTREAL, as a Lender

By:	/s/ Melissa Guzmann
Name:	Melissa Guzmann
Title:	Director

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TRUIST BANK formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

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COMERICA BANK, as a Lender

By:	/s/ Chad W. Stephenson
Name:	Chad W. Stephenson
Title:	Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

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DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

By:	/s/ Annie Chung
Name:	Annie Chung
Title:	Director

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Katy Berkemeyer
Name:	Katy Berkemeyer
Title:	Authorized Signatory

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SOCIETE GENERALE, as a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

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THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Donovan Crandall
Name:	Donovan Crandall
Title:	Managing Director

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Michael Borowiecki
Name:	Michael Borowiecki
Title:	Authorized Signatory

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ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

By:	/s/ Patty Smolik
Name:	Patricia (Patty) Smolik
Title:	Assistant Vice President

[Signature Page – Second Amendment to WES 3rd A/R Revolving Credit Agreement]

STIFEL BANK & TRUST, as a Lender

By:	/s/ John Phillips
Name:	John Phillips
Title:	EVP - Head of C&I Lending

[Signature Page – Second Amendment to WES 3rd A/R Revolving Credit Agreement]

SCHEDULE I
PRICING SCHEDULE

Pricing shall be based upon the Borrower’s rating on its senior unsecured non-credit enhanced publicly held indebtedness as follows:

1.	Prior to the occurrence of a Permitted MLP General Partner Removal:

Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Facility Fee	Eurodollar Margin	Base Rate Margin	Drawn Pricing (LIBOR)
> BBB+ / Baa1 / BBB+	0.125%	1.000%	0.000%	1.125%
BBB / Baa2 / BBB	0.150%	1.100%	0.100%	1.250%
BBB- / Baa3 / BBB-	0.200%	1.300%	0.300%	1.500%
≤ BB+ / Ba1 / BB+	0.250%	1.500%	0.500%	1.750%

2.	Upon the occurrence of and following a Permitted MLP General Partner Removal:

Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Facility Fee	Eurodollar Margin	Base Rate Margin	Drawn Pricing (LIBOR)
> BBB+ / Baa1 / BBB+	0.125%	1.000%	0.000%	1.125%
BBB / Baa2 / BBB	0.150%	1.100%	0.100%	1.250%
BBB- / Baa3 / BBB-	0.200%	1.300%	0.300%	1.500%
BB+ / Ba1 / BB+	0.250%	1.750%	0.750%	2.000%
≤ BB / Ba2 / BB	0.350%	2.150%	1.150%	2.500%

Provided, in either case:
(a)    If only one rating is available, such rating shall apply;
(b)    If only two ratings are available, then (i) if there is a one level difference between the two ratings, then the higher rating shall be used, and (ii) if there is a greater than one level difference between the two ratings, then the rating one level below the higher rating will apply;
(c)    If three ratings are available, then (i) if all three are at different levels, the middle rating shall apply and (ii) if two ratings correspond to the same level and the third is different, the rating corresponding to the two same levels shall apply; and
(d)    If no rating is available, the lowest rating set forth on the above grid shall apply.